Exhibit 99.1

                              GEORGE R. JENSEN, JR.
                     CHAIRMAN & CEO, USA TECHNOLOGIES, INC.
                       ANNUAL SHAREHOLDERS' MEETING SPEECH
                                 MARCH 17, 2005
                               ==================

The following presentation contains forward- looking statements. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. The Company's actual results may differ materially from those projected in the presentation due to various factors, including changes in economic, business, competitive, technological, strategic or regulatory factors, and factors affecting the operations of the Company's business. Additional information concerning factors that could cause the actual results to materially differ from those in the forward-looking statements can be found in the Company's reports and filings with the Securities and Exchange Commission, including the Company's Report on Form 10-KSB for the fiscal year ended June 30, 2004, and in the Company's Registration Statement on Form S-1 (File No. 333-122899) filed February 18, 2005 with the Securities and Exchange Commission, including the Risk Factors section thereof. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Good morning ladies and gentlemen...

....and welcome to our annual Shareholders Meeting. It's good to see you.

Over the next couple of hours it will be the pleasure of my team and I to share with you some of the most exciting developments to occur in our company's history.

I first want to cover some of our financial performance of last fiscal year... but I'll be brief, because there are so many positive new developments since then that I want to share with you.

Last fiscal year we reported $5.6 million in revenue... up from $2.8 million.

Our shareholder equity went up from $3.7 million to $14 million.

Our energy management products represented $3 million of our sales.

We sold approximately 25,000 energy misers, and the bulk of the balance came from sales of our e-Port G- 4, Business Express and network transaction fees.

To move our company forward, we secured $12 million of equity capital.

Since then we have commercialized five very important new products which we expect will enable us to increase our revenues, both short term and long term.


Ladies and Gentlemen...

We have now arrived at a defining positive moment for the future growth of USA Technologies, beginning with:

      |X| Revolutionary new products that will change the way we live and work, and the way business operates and delivers services.

      |X|   An arsenal of new patents.

      |X| We have made design, production and manufacturing changes that we anticipate will much improve the gross profit margins on our products.

      |X| And we have exciting new customers such as the US Government, and two fortune 50 companies.

The future has never looked better. And I have never been more confident that sales should now grow faster than ever before.

Now is the time to look forward...

      |X| To increasing our revenues next quarter, and to years of accelerating growth.

      |X|   To achieving our goal of profitabiltiy.

      |X| To national and global recognition and acceptance of our amazing technology and products.

      |X| And, to the realization of our vision of leadership in the emerging cashless marketplace, as well as a driving force in energy management.

The new generation models are done, starting with the G5 e-Port.

And our eZ-APN that we developed with the ZiLOG Corporation is on the market.

The internal VendingMiser -- the VM2IQ(TM) -- and our new internal CoolerMiser are now ready to go to market and are expected to be a tremendous success.

We're rolling out our e-Suds solution on campuses... students and college laundry operators love it.

Our new Business Express Mini is off to a fast start, and our Business Express is breaking sales records.

The Sony kiosks are now expected to be a success with Sony getting Kinko's as a customer for all 900 US locations.

Our energy management products are attracting growing attention, in the US and from overseas.

This is a time for looking forward with great confidence and enthusiasm...

      |X|   To exciting new products:

      |X|   To increasing sales;

      |X|   To improved customer satisfaction;

      |X|   Growing revenue;

      |X|   And, greater shareholder value.

We're also seeing a significant increase in the number of new shareholders....
As our transfer agent has recently reported, we have in excess of 12,000 beneficial owners of our shares - AND - over 90% of all our shareholders are represented here today by proxy.

We now have approximately 40 "market makers", and you've probably noticed in the last few months the volume is rising significantly with millons of shares trading every day, and the stock price has doubled.

Now, let me put that into perspective.

A small cap NASDAQ company typically has about six "market makers" and trades less than one million shares.

Recently, the Company reported a significant milestone....

....It was reported in January that we had negotiated an agreement to sell our new "Internal" EnergyMisers for vending machines and coolers to a Fortune 50 company.

And, this news comes on top of a series of other recent developments that we believe will drive our business growth.

A significant order came from the US Navy in December for 6,000 VendingMisers, totaling $600,000.

The Navy also became the first customer to take delivery of the new "Internal" VendingMiser to come off the production line...

What's more, the Navy plans to install additional VendingMisers in other vending machines located on naval bases worldwide.

We're receiving interest from all parts of the Federal Sector, supporting the Government's energy policy to save hundreds of millions of dollars in energy costs...


      |X|   The Department of Energy has endorsed our EnergyMisers;

      |X|   So has the Environmental Protection Agency (EPA);

      |X| And the biggest endorsement came from the General Services Administration (GSA) when they entered into a five year contract with us.

The GSA is the multi-billion dollar purchasing arm of the Federal Government who negotiates special bids for Federal Government departments.

They are allowing US government agencies worldwide to purchase directly from us at pre-approved prices.

Interest isn't just restricted to the domestic market... it's also coming from overseas.

We have high hopes for our first international distributor - THS International S.r.l, of Milan, a major Italian consulting integration firm.

Italy is running low on energy... power "brown outs" are common place.

THS International searched for quality energy conservation technology, and called us.

They quickly recognized the energy saving capacity of our Vending and Cooler Misers, and negotiated to purchase a total 260,000 units over the next three years in order to maintain an exclusive for Italy.

With energy costs in Europe twice the average paid in the US, there is a huge opportunity for our technology, as well as Asia where energy prices are in some cases triple that of ours.

The contract with THS International is our first distribution and reseller agreement with an international firm.

We began shipping the first Vending and CoolerMisers to Italy in February.

We're also in negotiations with a major distributor in Mexico, another country where energy is twice the cost of that in the US, and we also have distributor interest in Japan.

The fact is, we have a technology that responds immediately to the energy crisis sweeping the world, and we offer it at a price which offers our customers rapid payback.

Customers can install it in minutes, and they can realize the results immediately.

We're also growing our influence with the Nation's key energy companies, who more and more, are encouraging their customers to install the Energy Miser by offering rebates.

Some are offering rebates as high as the total cost of the unit, which is a fantastic endorsement of the need for the product.

It makes me especially proud that all 20 US energy authorities who last year offered rebates to customers installing Energy Misers decided in January to extend the rebate program for 2005.

And more recently, Pacific Gas and Elecricity (PG&E), of Southern California, one of the largest natural gas and electric utilities in the US with 14 million customers and 20,000 employees, began to install Vending Misers in vending machines at all their office and plant locations... another huge endorsement.

We estimate our Energy Miser product line sold since inception is over 100,000 units and has saved 185 million kWh of electricity a year, resulting in annual savings in excess of $15 million.

We have barely scratched the surface of the opportunity that exists.

We know we have technology that is changing the world as we know it.

And never was this more evident than the launch of our latest technology - the eZ- APN Module in San Francisco.

On Monday, March 7, a day before the giant Embedded Systems Conference in San Francisco, we teamed with ZiLOG Corporation, our strategic partner, to unveil our latest offering.

We invited national and international media and analysts to attend a specially arranged breakfast media conference for the launching of what we described as "an automated authorization and payment technology for non-PC devices."

The next day we took the demonstrations to the Embedded Conference in the Moscone Center, where it was a featured attraction in the ZiLOG booth, attracting large crowds of visitors.

On that day, our stock traded a record 20 million shares and our market cap rose to over $90 million dollars.

Let me explain the eZ APN -module.

Quite simply, it's a module that can be easily attached to a non-PC device, turning what essentially is an ordinary, everyday device, into an intelligent terminal.

The module enables the device to be connected to a network, with the capability to process cashless payments via debit, credit or any other designated payment card.

This new proprietary technology is the result of two years of development between ZiLOG and USA Technologies.

It's technology that we believe opens up endless new application and business opportunities for us...

      |X| It's especially suitable for use in vending machines, point-of-sale terminals, unattended kiosks and laundry machines, where transactions are commonplace;

      |X| It can also be used elsewhere... in equipment servicing the leisure, security, health care, sports and home appliance industries.

At the press conference we demonstrated a couple of applications that the technology can be used for.

The demonstrations generated a lot of excitement, both from the media and company representatives attending the Embedded show.

The San Francisco event was another defining moment for USA Technologies to showcase our leading edge technology to the world.

And the San Francisco event reinforced a vital need -- the need to protect our intellectual property... the results of our hard work and ingenuity.

And we are...

We now have 61 patents granted by the US Patent and Trademark Office and 27 patents pending, making us a leader for the number of patents issued to a company of our size.

In addition to protecting our ingenuity, we anticipate that our Intellectual Property positions us well to generate revenue from licensing.

We already have a licensing agreement with Mars Electronics -- MEI -- the world's leading manufacturer of payment systems.

And over the last three to six months we also saw a number of strategic surveys -- internal and external - all supporting our vision of a rapidly emerging wireless, networked, cashless marketplace.

They especially pointed to growing opportunity for our next generation e-Port cashless payment technology.

      |X| In early December, the Federal Reserve Bank found that electronic transactions had outpaced check payments for the first time. Our own studies show there are 1.7 billion credit cards in circulation worldwide, with one-billion in the United States alone.

      |X| At the same time, we analyzed the results of a series of surveys of vending consumer purchasing habits in 2004. They showed a rapidly growing preference to use our e-Port(R) when making purchases. The surveys showed that when consumers had the option of using credit or debit cards, they made more than one purchase, and often purchased more or higher priced items from the vending machines, generating more sales and greater revenue for vending operators. These findings add a lot of selling power to our e-Port product line.

Our technology is also winning the war against vandalism and theft from vending machines.

Vending machine operators and bottlers in America are reporting that vandalism and theft from vending machines had stopped almost immediately after the e-Port debit and credit card system was installed.

North County Vending, a major US vending machine management company, was so impressed that it decided to remove cash only vending machines and replace them with e-Port debit and credit card machines at more than 40 hotels where vandalism and theft was most prevalent.

We have been busy over the fall and winter months, and we expect it to get busier as we enter the spring and summer sales cycle.

Our new products were anticipated by many of our larger customers and prospects, and are being well received.

We are now moving into an exciting phase of development for our company.

Which brings me to the next piece of major news that we expect would impact our revenue.

We're making changes that will lower the cost of our products, and deliver a better profit margin.

Like many American companies, we are taking the manufacturing of our products offshore.

It means we will be getting better profit margins on our EnergyMiser products. In addition, it will allow us to offer our products at a more competitive rate if we choose, enabling us to develop the market even faster.

And our goal is to have the gross profits on the blend of all our products to be much improved from our current 30% margin.

Ladies and Gentlemen... the USA Technologies' pipeline has never been richer.


Every day we are adding new customers, and this past quarter we added two industry giants.

They join powerful and influential names like the US Navy, Sony, Honeywell, Unilever, Kinko's, Disney, Kraft Foods, Marriott Hotels, and ZiLOG.

At the beginning of my remarks, I said we had reached a defining moment in our growth and development...

Think about it... We have an energy crisis sweeping the world, and we have technology able to respond to it immediately, and at a price everyone can afford.

We have the world going cashless, with the Nilson report and others predicting that half of America's eight million vending machines will take credit cards by 2009.

And, we're 90 percent of the market for credit cards being used on vending machines according to Nilson.

We've never been more ready to respond.

This is our time.

There's no looking back... we're only looking forward.

Now, before I hand you over to Steve Herbert, our President and Chief Operating Officer, there's one slide I want to show you.

I mentioned earlier we have agreed to sell our energy management products to a Fortune 50 corporation.

We are pleased to inform you that our exciting new customer is Pepsi.